UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 21, 2007

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell,
Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 21, 2007, the Board of Directors of Clean Harbors, Inc. reappointed John F. Kaslow to the Company’s expanded ten-member Board of Directors.  The Board also appointed Mr. Kaslow to serve on the Audit Committee.  Mr. Kaslow served as a Clean Harbors director from 1991 to 2005, and subsequently served as a director emeritus.

Prior to his retirement in 1990, Mr. Kaslow served as the Executive Vice President and Chief Operating Officer of New England Electric System (NEES).  He also served as President of the NEES subsidiary, New England Power Company, and was a director of both companies.  Since 1990, he has served as an Executive Advisor to the Electric Power Research Institute and as an energy industry consultant.  Additionally, Mr. Kaslow served as Chairman of the Board of Directors of the Doble Engineering Company and as a director of the New England Council and Merrimack College.  Mr. Kaslow holds a B.S. degree from the University of Massachusetts, Lowell, and is a graduate of the Advanced Management Program of the Harvard Business School

Mr. Kaslow is an independent director at Clean Harbors and will stand for reelection at the Company’s 2008 Annual Shareholders Meeting.

Item 9.01          Financial Statements and Exhibits

(c)   Exhibits

99.1	Press Release dated February 23, 2007	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

February 26, 2007	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer